Exhibit 99.2

FOR:	AMPAL-AMERICAN ISRAEL CORPORATION
CONTACT:	Irit Eluz CFO - SVP Finance & Treasurer 1 866 447 8636 irit@ampal.com

FOR:	KM/KCSA Investor Relations
CONTACT:	Roni Gavrielov 011-972-3-516-7620 roni@km-ir.co.il

Jeff Corbin / Marybeth Csaby / David Burke 212-896-1214 / 212-896-1236 / 212-896-1258 jcorbin@kcsa.com / mcsaby@kcsa.com / dburke@kcsa.com

MIDROOG LTD. DOWNGRADED AMPAL-AMERICAN ISRAEL DEBENTURES RATING TO A3

Tel Aviv, Israel – September 15, 2008 - Ampal-American Israel Corporation (NASDAQ: "AMPL") announced today that Midroog Ltd. (an affiliate of Moody's Investors Service) has downgraded the rating on Ampal’s Series A and Series B Debentures from A2 to A3 and will continue to maintain Ampal on its "Watchlist”. Midroog noted that the downgrade of Ampal's rating was due to the periodic shutdowns of gas supply from Egypt and the price negotiations between East Mediterranean Gas Company (“EMG”) and the Government of Egypt for future gas purchases by EMG from Egypt, which Ampal announced in a press release earlier today. Certain other factors mentioned by Midroog were the possibility of periodic changes in the gas purchase formula and the revocation of the tax free status of EMG in Egypt that may result in a 20% tax being imposed on EMG profits (before tax). Midroog concluded that there is a possibility that new agreements between EMG and the Egyptian gas supplier may adversely affect EMG's financial results compared to previous expectations, which will result in reduced cash flow from EMG to Ampal and other financial parameters resulting from such reduced cash flow. Midroog added that it will monitor the situation, including the negotiations between EMG and the Egyptian gas supplier, the regularity of the gas supply and other matters, and will review Ampal's rating accordingly. Ampal's rating will remain on the Watchlist.

About Ampal:

Ampal and its subsidiaries acquire interests primarily in businesses located in the State of Israel or that are Israel-related. The Company is seeking opportunistic situations in a variety of industries, with a focus on energy and related sectors. The Company’s goal is to develop or acquire majority interests in businesses that are profitable and generate significant free cash flow that Ampal can control. For more information about Ampal please visit our web site at www.ampal.com.

Safe Harbor Statement

Certain information in this press release includes forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) and information relating to Ampal that are based on the beliefs of management of Ampal as well as assumptions made by and information currently available to the management of Ampal. When used in this press release, the words "anticipate," "believe," "estimate," "expect," "intend," "plan," and similar expressions as they relate to Ampal or Ampal's management, identify forward-looking statements. Such statements reflect the current views of Ampal with respect to future events or future financial performance of Ampal, the outcome of which is subject to certain risks and other factors which could cause actual results to differ materially from those anticipated by the forward-looking statements, including among others, the economic and political conditions in Israel, the Middle East, including the situation in Iraq, and the global business and economic conditions in the different sectors and markets where Ampal's portfolio companies operate. Should any of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcome may vary from those described herein as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to Ampal or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. Please refer to the Ampal's annual, quarterly and periodic reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially. Ampal assumes no obligation to update or revise any forward-looking statements.